Horizon Technology Finance Provides

Investment Portfolio Update for Fourth Quarter 2013

Company Increases Investment Activity; Benefits from Liquidity Events

FARMINGTON, Conn., January 8, 2014 – Horizon Technology Finance Corporation (NASDAQ: HRZN) ("Horizon"), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries, today provided a portfolio update for the fourth quarter of 2013.

“We experienced a notable increase in investment activity during the fourth quarter as compared to the prior quarter, as we added eight loans to our portfolio and increased our committed backlog to $19 million,” said Gerald A. Michaud, President of Horizon. “We also continued to benefit from the dynamic nature of our venture loan portfolio based on successful liquidity events from four portfolio companies in the quarter, including one that was on non-accrual. As a result of our ongoing efforts, we believe the overall quality of our current investment portfolio is strong and we remain focused on efficiently deploying capital into high yielding loan assets and creating opportunities to monetize our warrant portfolio.”

New Loans Funded

New loans funded during the fourth quarter of 2013 totaled $19.0 million. During the fourth quarter of 2013, Horizon provided funding to the following new and existing portfolio companies:

•	$6.0 million to a new portfolio company, Mederi Therapeutics, Inc., a developer of minimally invasive treatments for gastroesophageal reflux disease and bowel control disorder.
•	$3.0 million to a new portfolio company, VBrick Systems, Inc., a provider of enterprise IP video platforms.
•	$2.5 million to an existing portfolio company, Avalanche Technology, Inc., a developer of next-generation storage products utilizing its proprietary Spin Programmable Memory technology.
•	$2.5 million to an existing portfolio company, a provider of Carrier Ethernet solutions for communications service providers and network operators.
•	$2.5 million to an existing portfolio company, Recondo Technology, a software company that develops cloud computing solutions throughout the healthcare revenue cycle.
•	$1.0 million to a new portfolio company, Nanocomp Technologies, Inc., a developer of high performance materials and component products made from carbon nanotubes.
•	$1.0 million to an existing portfolio company, a provider of cloud-based financial assurance and predictive analytics solutions for communications service providers.
•	$0.5 million to an existing portfolio company, Ekahau, Inc., a provider of RFID-over-Wi-Fi™ Real-Time Location Systems which enables enterprises to locate, track and manage assets, inventory, staff and visitors.

Liquidity Events

During the quarter ended December 31, 2013, Horizon experienced liquidity events from four portfolio companies, increasing the total number of liquidity events to 11 for the year ended December 31, 2013. Liquidity events for Horizon may consist of the exercise of warrants in portfolio companies, loan prepayments or receipt of success fees.

As previously reported, IBM acquired Fiberlink Communications Corporation (“Fiberlink”), a portfolio company of Horizon. In connection with the acquisition, Fiberlink prepaid its principal loan balance of $8.0 million and paid Horizon a success fee of $0.4 million, a final payment and a prepayment fee. As a result, Horizon’s fully realized internal rate of return was 25.2% on its investment in Fiberlink.

In November, Direct Flow Medical, Inc. (“Direct Flow”) prepaid the outstanding principal balance of its $7.5 million venture loan from Horizon, and paid all outstanding interest, a final payment and a prepayment fee. Horizon continues to hold warrants in Direct Flow. With the prepayment, Horizon’s current realized internal rate of return on its investment in Direct Flow is 17.8%, with the potential for additional returns from warrant gains.

Also in November, Celsion Corporation (“Celsion”) prepaid the outstanding principal balance of its loan in the approximate amount of $2.0 million, together with a prepayment fee. Horizon continues to hold warrants in Celsion. Horizon’s realized internal rate of return on its investment in Celsion is currently 13.6% with the opportunity for additional returns from warrant gains in the future.

As previously announced, Horizon settled its outstanding loan to ACT Biotech, Inc. (“ACT”) in connection with the sale of substantially all of the assets of ACT to a private venture capital-backed biotechnology company. In connection with this transaction, Horizon received a cash payment of approximately $2.1 million as well as the right to receive up to $17 million in contingent contractual success payments. Horizon continues to hold warrants in ACT. Horizon expects to record a realized loss on its loan to ACT, which was on non-accrual as of September 30, 2013, of approximately $1.9 million for the quarter ended December 31, 2013. Horizon had previously recorded unrealized depreciation of $1.2 million of this $1.9 million in prior periods.

Refinanced Principal Balances, Early Principal Payoffs, and Principal Payments Received

During the quarter ended December 31, 2013, Horizon did not refinance any principal balances. Horizon experienced early pay-offs totaling $19.6 million, compared to early pay-offs of principal totaling $7.5 million during the third quarter of 2013. During the quarter ended December 31, 2013, Horizon received regularly scheduled principal payments on investments totaling $12 million compared to the quarter ended September 30, 2013, wherein Horizon received regularly scheduled principal payments on investments totaling $10.5 million.

Commitments

During the quarter ended December 31, 2013, Horizon closed new loan commitments totaling approximately $21.0 million to six companies, compared to the quarter ended September 30, 2013, wherein Horizon closed new loan commitments totaling $8.0 million to three companies.

Pipeline

As of December 31, 2013, Horizon's unfunded loan approvals and commitments ("Committed Backlog") were $19.0 million to five companies, compared to a Committed Backlog of $11.5 million to seven companies as of September 30, 2013. While Horizon's portfolio companies have discretion whether to draw down such commitments, in some cases, the right of a company to draw down its commitment is subject to the portfolio company achieving specific milestones.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a business development company that provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, Connecticut, with regional offices in Walnut Creek, California and Reston, Virginia, Horizon is externally managed by its investment advisor, Horizon Technology Finance Management LLC. Horizon’s common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN.” In addition, Horizon’s 7.375% Senior Notes due 2019 trade on the New York Stock Exchange under the ticker symbol “HTF.” To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Michael Cimini / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	mcimini@igbir.com / lberman@igbir.com